Exhibit 99.1

Extra Space Storage Inc.
PHONE (801) 365-4600
2795 East Cottonwood Parkway, Suite 300
Salt Lake City, Utah 84121
www.extraspace.com
FOR IMMEDIATE RELEASE

Extra Space Storage Inc. Reports 2022 Second Quarter Results
SALT LAKE CITY, August 2, 2022 — Extra Space Storage Inc. (NYSE: EXR) (the “Company”), a leading owner and operator of self-storage facilities in the United States and a member of the S&P 500, announced operating results for the three and six months ended June 30, 2022.
Highlights for the three months ended June 30, 2022:

•Achieved net income attributable to common stockholders of $1.73 per diluted share, representing a 38.4% increase compared to the same period in the prior year.

•Achieved funds from operations attributable to common stockholders and unit holders (“FFO”) of $2.12 per diluted share. FFO, excluding adjustments for transaction related costs (“Core FFO”), was $2.13 per diluted share, representing a 29.9% increase compared to the same period in the prior year.

•Increased same-store revenue by 21.7% and same-store net operating income (“NOI”) by 26.0% compared to the same period in the prior year.

•Reported same-store occupancy of 95.9% as of June 30, 2022, compared to 96.9% as of June 30, 2021.

•Acquired 12 operating stores and three stores at completion of construction (a “Certificate of Occupancy store” or “C of O store”) and completed one development for a total cost of approximately $231.4 million.

•In conjunction with joint venture partners, acquired 16 operating stores for a total cost of approximately $332.1 million, of which the Company invested $57.6 million.

•Originated $70.3 million in mortgage and mezzanine bridge loans and sold $44.7 million in mortgage bridge loans.

•Added 40 stores (gross) to the Company's third-party management platform. As of June 30, 2022, the Company managed 864 stores for third parties and 304 stores in joint ventures, for a total of 1,168 managed stores.

•Paid a quarterly dividend of $1.50 per share.

Highlights for the six months ended June 30, 2022:

•Achieved net income attributable to common stockholders of $3.24 per diluted share, representing a 16.1% increase compared to the same period in the prior year.

•Achieved FFO of $4.13 per diluted share. Core FFO was $4.14 per diluted share, representing a 31.8% increase compared to the same period in the prior year.

•Increased same-store revenue by 21.7% and same-store net NOI by 26.7% compared to the same period in the prior year.

•Acquired 23 operating stores and six C of O stores and completed one development for a total cost of approximately $456.4 million.

•In conjunction with joint venture partners, acquired 18 operating stores for a total cost of approximately $374.6 million, of which the Company invested $61.9 million.

•Originated $208.0 million in mortgage and mezzanine bridge loans and sold $85.7 million in mortgage bridge loans.

•Added 77 stores (gross) to the Company's third-party management platform.

Joe Margolis, CEO of Extra Space Storage Inc., commented: “We had another strong quarter, matching last quarter's record same-store revenue growth of 21.7% and achieving same-store NOI growth of 26.0%. We were active in all of our external growth channels. We continue to find accretive investments through our deep industry relationships, and expand our diversified portfolio. We achieved FFO growth of 29.9%, allowing us to increase our annual FFO guidance for the second time this year.”

FFO Per Share:
The following table (unaudited) outlines the Company’s FFO and Core FFO for the three and six months ended June 30, 2022 and 2021. The table also provides a reconciliation to GAAP net income attributable to common stockholders and earnings per diluted share for each period presented (amounts shown in thousands, except share and per share data):

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
	2022		2021		2022		2021
		(per share)[1]		(per share)[1]		(per share)[1]		(per share)[1]
Net income attributable to common stockholders	$232,130	$1.73	$167,948	$1.25	$435,709	$3.24	$370,946	$2.79
Impact of the difference in weighted average number of shares – diluted[2]		(0.12)		(0.07)		(0.20)		(0.16)
Adjustments:
Real estate depreciation	63,765	0.45	56,470	0.40	126,457	0.89	112,285	0.80
Amortization of intangibles	2,696	0.02	1,008	—	5,462	0.04	1,701	0.01
Gain on real estate transactions	(14,249)	(0.10)	—	—	(14,249)	(0.10)	(63,883)	(0.45)
Unconsolidated joint venture real estate depreciation and amortization	4,115	0.03	3,079	0.02	7,968	0.06	5,584	0.04
Unconsolidated joint venture gain on sale of real estate assets and purchase of partner's interest	—	—	(6,251)	(0.04)	—	—	(6,251)	(0.04)
Distributions paid on Series A Preferred Operating Partnership units	(572)	—	(572)	—	(1,144)	(0.01)	(1,144)	(0.01)
Income allocated to Operating Partnership and other noncontrolling interests	15,704	0.11	10,631	0.08	29,842	0.21	23,134	0.16
FFO	$303,589	$2.12	$232,313	$1.64	$590,045	$4.13	$442,372	$3.14

Adjustments:
Transaction related costs	1,465	0.01	—	—	1,465	0.01	—	—
CORE FFO	$305,054	$2.13	$232,313	$1.64	$591,510	$4.14	$442,372	$3.14

Weighted average number of shares – diluted[3]	142,921,716		141,463,628		142,858,481		140,730,041

(1)Per share amounts may not recalculate due to rounding.

(2)Adjustment to account for the difference between the number of shares used to calculate earnings per share and the number of shares used to calculate FFO per share. Earnings per share is calculated using the two-class method, which uses a lower number of shares than the calculation for FFO per share and Core FFO per share, which are calculated assuming full redemption of all OP units as described in note (3).

(3)Extra Space Storage LP (the “Operating Partnership”) has outstanding preferred and common Operating Partnership units (“OP units”). These OP units can be redeemed for cash or, at the Company’s election, shares of the Company’s common stock. Redemption of all OP units for common stock has been assumed for purposes of calculating the weighted average number of shares — diluted, as presented above. The computation of weighted average number of shares — diluted, for FFO per share and Core FFO per share also includes the effect of share-based compensation plans.

Operating Results and Same-Store Performance:
The following table (unaudited) outlines the Company’s same-store performance for the three and six months ended June 30, 2022 and 2021 (amounts shown in thousands, except store count data)1:

	For the Three Months Ended June 30,		Percent	For the Six Months Ended June 30,		Percent
	2022	2021	Change	2022	2021	Change
Same-store rental revenues[2]	$362,192	$297,601	21.7%	$704,081	$578,591	21.7%
Same-store operating expenses[2]	83,471	76,346	9.3%	168,328	155,825	8.0%
Same-store net operating income[2]	$278,721	$221,255	26.0%	$535,753	$422,766	26.7%

Same-store square foot occupancy as of quarter end	95.9%	96.9%		95.9%	96.9%

Properties included in same-store	870	870		870	870

(1)A reconciliation of net income to same-store net operating income is provided later in this release, entitled “Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income.”

(2)Same-store revenues, operating expenses and net operating income do not include tenant reinsurance revenue or expense.

Same-store revenues for the three and six months ended June 30, 2022 increased compared to the same periods in 2021 due to higher average rates to existing customers and higher other operating income partially offset by lower occupancy.
Same-store expenses increased for the three and six months ended June 30, 2022 compared to the same periods in 2021 due to increases in payroll, credit card processing fees, repairs and maintenance, utilities and insurance, partially offset by lower property taxes due to successful appeals of prior period taxes.
Details related to the same-store performance of stores by metropolitan statistical area (“MSA”) for the three and six months ended June 30, 2022 are provided in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Investment and Property Management Activity:
The following table (unaudited) outlines the Company’s acquisitions and developments that are closed, completed or under agreement (dollars in thousands):

	Closed through June 30, 2022		Closed/Completed Subsequent to June 30, 2022		Scheduled to Still Close/Complete in 2022		Total 2022		To Close/Complete in 2023/2024
Wholly-Owned Investment	Stores	Price	Stores	Price	Stores	Price	Stores	Price	Stores	Price
Operating Stores	23	$384,602	4	$69,700	7	$118,365	34	$572,667	—	$—
C of O and Development Stores[1]	7	71,789	—	—	1	15,400	8	87,189	9	132,628
EXR Investment in Wholly-Owned Stores	30	456,391	4	69,700	8	133,765	42	659,856	9	132,628

Joint Venture Investment
EXR Investment in JV Acquisition of Operating Stores[1]	18	61,898	9	22,308	3	8,320	30	92,526	1	6,031
EXR Investment in JV Development and C of O1	—	—	—	—	2	11,180	2	11,180	2	26,395
EXR Investment in Joint Ventures	18	61,898	9	22,308	5	19,500	32	103,706	3	$32,426
Total EXR Investment	48	$518,289	13	$92,008	13	$153,265	74	$763,562	12	$165,054

(1)The locations of C of O and development stores and joint venture ownership interest details are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

The projected developments and acquisitions under agreement described above are subject to customary closing conditions and no assurance can be provided that these developments and acquisitions will be completed on the terms described, or at all.

Bridge Loans:
During the three months ended June 30, 2022, the Company originated $70.3 million in bridge loans. The Company has an additional $402.9 million in bridge loans that closed subsequent to quarter end or are under agreement to close in 2022. During the three months ended June 30, 2022, the Company sold $44.7 million in bridge loans. Additional details related to the Company's loan activity and balances held are included in the supplemental financial information published on the Company’s Investor Relations website at https://ir.extraspace.com/.

Other Investments:
On June 1, 2022 the Company completed the acquisition of Bargold Storage Systems, LLC ("Bargold") for a purchase price of approximately $180.0 million. Bargold leases space in apartment buildings, primarily in New York City and its boroughs, builds out the space as storage units, and subleases the units to resident tenants. As of June 1, 2022, Bargold had approximately 17,000 storage units.

Dispositions:
The Company disposed of two properties during the three months ended June 30, 2022 for approximately $41.0 million, resulting in a gain of approximately $14.2 million.

Property Management:
As of June 30, 2022, the Company managed 864 stores for third-party owners and 304 stores owned in joint ventures, for a total of 1,168 stores under management. The Company is the largest self-storage management company in the United States.

Balance Sheet:
In conjunction with the Bargold acquisition, the Company issued 91,743 common OP units at an average price of $174.40 per share (a total value of $16.0 million) and 240,000 preferred OP units at a stated value of $25.00 per share (a total value of $6.0 million).
During the three months ended June 30, 2022, the Company repurchased 381,786 shares of common stock using its stock repurchase program at an average price of $165.01 per share for a total cost of $63.0 million including transaction costs. As of June 30, 2022, the Company had authorization to purchase up to an additional $337.0 million under the plan.
As of June 30, 2022, the Company’s percentage of fixed-rate debt to total debt was 74.8%. The weighted average interest rates of the Company’s fixed and variable-rate debt were 3.1% and 2.9%, respectively. The combined weighted average interest rate was 3.1% with a weighted average maturity of approximately 5.5 years.
Subsequent to quarter end, on July 29, 2022, the Company completed an accordion transaction in its credit facility, and added a $175.0 million unsecured debt tranche maturing January 2028 and a $425.0 million unsecured debt tranche maturing July 2029. The current interest rates for the tranches are Adjusted Term SOFR/Adjusted Daily Simple SOFR ("SOFR") + 0.95% and SOFR + 1.25%, respectively.

Dividends:
On June 30, 2022, the Company paid a second quarter common stock dividend of $1.50 per share to stockholders of record at the close of business on June 15, 2022.

Outlook:
The following table outlines the Company's current and initial FFO estimates and annual assumptions for the year ending December 31, 20221:

	Current Ranges for 2022 Annual Assumptions		1st Quarter Ranges for 2022 Annual Assumptions		Notes
			(May 3, 2022)
	Low	High	Low	High
Core FFO	$8.30	$8.50	$8.05	$8.30
Dilution per share from C of O and value add acquisitions	$0.20	$0.20	$0.20	$0.20
Same-store revenue growth	16.00%	18.00%	13.00%	15.00%	Same-store pool of 870 stores
Same-store expense growth	7.50%	9.00%	6.50%	8.00%	Same-store pool of 870 stores
Same-store NOI growth	18.50%	21.50%	15.00%	18.00%	Same-store pool of 870 stores
Weighted average one-month LIBOR/SOFR	1.89% / 1.66%	1.89% / 1.66%	1.37% / 1.24%	1.37% / 1.24%

Net tenant reinsurance income	$153,500,000	$155,500,000	$152,500,000	$154,500,000
Management fees and other income	$82,500,000	$83,500,000	$80,500,000	$81,500,000
Interest income	$60,500,000	$61,500,000	$57,500,000	$58,500,000	Includes dividends from JCAP preferred investment
General and administrative expenses	$124,500,000	$125,500,000	$121,500,000	$123,000,000	Includes non-cash compensation
Average monthly cash balance	$70,000,000	$70,000,000	$40,000,000	$40,000,000
Equity in earnings of real estate ventures	$43,000,000	$44,000,000	$41,500,000	$42,500,000	Includes dividends from SmartStop preferred investment
Interest expense	$210,000,000	$212,000,000	$196,500,000	$198,500,000
Income Tax Expense	$22,000,000	$23,000,000	$22,000,000	$23,000,000	Taxes associated with the Company's Taxable REIT subsidiary
Acquisitions	$1,200,000,000	$1,200,000,000	$800,000,000	$800,000,000	Represents the Company's investment and includes the Bargold acquisition
Bridge loans	$200,000,000	$200,000,000	$150,000,000	$150,000,000	Represents the Company's share of loans net of loan sales
Weighted average share count	143,000,000	143,000,000	143,000,000	143,000,000	Assumes redemption of all OP units for common stock
(1) A reconciliation of net income outlook to same-store net operating income outlook is provided later in this release entitled "Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income." The reconciliation includes details related to same-store revenue and same-store expense outlooks. A reconciliation of net income per share outlook to funds from operations per share outlook is provided later in this release entitled "Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share."

FFO estimates for the year are fully diluted for an estimated average number of shares and OP units outstanding during the year. The Company’s estimates are forward-looking and based on management’s view of current and future market conditions. The Company’s actual results may differ materially from these estimates.

Supplemental Financial Information:
Supplemental unaudited financial information regarding the Company’s performance can be found on the Company’s website at www.extraspace.com. Under the "Company Info" navigation menu on the home page, click on “Investor Relations,” then under the “Financials & Stock Information” navigation menu click on “Quarterly Earnings.” This supplemental information provides additional detail on items that include store occupancy and financial performance by portfolio and market, debt maturity schedules and performance of lease-up assets.

Conference Call:
The Company will host a conference call at 1:00 p.m. Eastern Time on Wednesday, August 3, 2022, to discuss its financial results. Telephone participants may avoid any delays in joining the conference call by pre-registering for the call using the following link to receive a special dial-in number and PIN: https://register.vevent.com/register/BI2bb007ca412e407b82c93299102763ba.
A live webcast of the call will also be available on the Company’s investor relations website at https://ir.extraspace.com. To listen to the live webcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software.
A replay of the call will be available for 30 days on the investor relations section of the Company’s website beginning at 5:00 p.m. Eastern Time on August 3, 2022.
Forward-Looking Statements:
Certain information set forth in this release contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include statements concerning the benefits of store acquisitions, developments, favorable market conditions, our outlook and estimates for the year and other statements concerning our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs, the competitive landscape, plans or intentions relating to acquisitions and developments and other information that is not historical information. In some cases, forward-looking statements can be identified by terminology such as “believes,” “estimates,” “expects,” “may,” “will,” “should,” “anticipates,” or “intends,” or the negative of such terms or other comparable terminology, or by discussions of strategy. We may also make additional forward-looking statements from time to time. All such subsequent forward-looking statements, whether written or oral, by us or on our behalf, are also expressly qualified by these cautionary statements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in or contemplated by this release. Any forward-looking statements should be considered in light of the risks referenced in the “Risk Factors” section included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Such factors include, but are not limited to:

•adverse changes in general economic conditions, the real estate industry and the markets in which we operate;
•failure to close pending acquisitions and developments on expected terms, or at all;
•the effect of competition from new and existing stores or other storage alternatives, which could cause rents and occupancy rates to decline;
•potential liability for uninsured losses and environmental contamination;
•the impact of the regulatory environment as well as national, state and local laws and regulations, including, without limitation, those governing real estate investment trusts (“REITs”), tenant reinsurance and other aspects of our business, which could adversely affect our results;
•disruptions in credit and financial markets and resulting difficulties in raising capital or obtaining credit at reasonable rates or at all, which could impede our ability to grow;
•impacts from the COVID-19 pandemic or the future outbreak of other highly infectious or contagious diseases, including reduced demand for self-storage space and ancillary products and services such as tenant reinsurance, and potential decreases in occupancy and rental rates and staffing levels, which could adversely affect our results;
•our reliance on information technologies, which are vulnerable to, among other things, attack from computer viruses and malware, hacking, cyberattacks and other unauthorized access or misuse, any of which could adversely affect our business and results;
•increases in interest rates;
•reductions in asset valuations and related impairment charges;
•our lack of sole decision-making authority with respect to our joint venture investments;
•the effect of recent or future changes to U.S. tax laws;
•the failure to maintain our REIT status for U.S. federal income tax purposes; and
•economic uncertainty due to the impact of natural disasters, war or terrorism, which could adversely affect our business plan.

All forward-looking statements are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them, but there can be no assurance that management’s expectations, beliefs and projections will result or be achieved. All forward-looking statements apply only as of the date made. We undertake no obligation to publicly update or revise forward-looking statements which may be made to reflect events or circumstances after the date made or to reflect the occurrence of unanticipated events.
Definition of FFO:
FFO provides relevant and meaningful information about the Company’s operating performance that is necessary, along with net income and cash flows, for an understanding of the Company’s operating results. The Company believes FFO is a meaningful disclosure as a supplement to net income. Net income assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The values of real estate assets fluctuate due to market conditions and the Company believes FFO more accurately reflects the value of the Company’s real estate assets. FFO is defined by the National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) as net income computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains or losses on sales of operating stores and impairment write downs of depreciable real estate assets, plus depreciation and amortization related to real estate and after adjustments to record unconsolidated partnerships and joint ventures on the same basis. The Company believes that to further understand the Company’s performance, FFO should be considered along with the reported net income and cash flows in accordance with GAAP, as presented in the Company’s consolidated financial statements. FFO should not be considered a replacement of net income computed in accordance with GAAP.
For informational purposes, the Company also presents Core FFO. Core FFO excludes revenues and expenses not core to our operations and non-cash interest. Although the Company’s calculation of Core FFO differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, the Company believes it provides a meaningful supplemental measure of operating performance. The Company believes that by excluding revenues and expenses not core to our operations and non-cash interest charges, stockholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO. Core FFO by the Company should not be considered a replacement of the NAREIT definition of FFO. The computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and should not be considered as an alternative to net income as an indication of the Company’s performance, as an alternative to net cash flow from operating activities as a measure of liquidity, or as an indicator of the Company’s ability to make cash distributions.

Definition of Same-Store:
The Company’s same-store pool for the periods presented consists of 870 stores that are wholly-owned and operated and that were stabilized by the first day of the earliest calendar year presented. The Company considers a store to be stabilized once it has been open for three years or has sustained average square foot occupancy of 80.0% or more for one calendar year. The Company believes that by providing same-store results from a stabilized pool of stores, with accompanying operating metrics including, but not limited to occupancy, rental revenue (growth), operating expenses (growth), net operating income (growth), etc., stockholders and potential investors are able to evaluate operating performance without the effects of non-stabilized occupancy levels, rent levels, expense levels, acquisitions or completed developments.  Same-store results should not be used as a basis for future same-store performance or for the performance of the Company’s stores as a whole.

About Extra Space Storage Inc.:
Extra Space Storage Inc., headquartered in Salt Lake City, Utah, is a self-administered and self-managed REIT and a member of the S&P 500. As of June 30, 2022, the Company owned and/or operated 2,177 self-storage stores in 41 states and Washington, D.C. The Company’s stores comprise approximately 1.6 million units and approximately 168.0 million square feet of rentable space. The Company offers customers a wide selection of conveniently located and secure storage units across the country, including boat storage, RV storage and business storage. The Company is the second largest owner and/or operator of self-storage stores in the United States and is the largest self-storage management company in the United States.
###
For Information:
Jeff Norman
Extra Space Storage Inc.
(801) 365-1759

Extra Space Storage Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share data)

	June 30, 2022	December 31, 2021
	(Unaudited)
Assets:
Real estate assets, net	$9,135,464	$8,834,649
Real estate assets - operating lease right-of-use assets	232,045	227,949
Investments in unconsolidated real estate entities	544,771	457,326
Investments in debt securities and notes receivable	702,354	719,187
Cash and cash equivalents	58,729	71,126
Restricted cash	11,437	5,068
Other assets, net	353,967	159,172
Total assets	$11,038,767	$10,474,477
Liabilities, Noncontrolling Interests and Equity:
Notes payable, net	$1,288,487	$1,320,755
Unsecured term loans, net	1,742,995	1,741,926
Unsecured senior notes, net	2,757,158	2,360,066
Revolving lines of credit	599,000	535,000
Operating lease liabilities	238,392	233,356
Cash distributions in unconsolidated real estate ventures	65,377	63,582
Accounts payable and accrued expenses	171,918	142,285
Other liabilities	282,200	291,531
Total liabilities	7,145,527	6,688,501
Commitments and contingencies
Noncontrolling Interests and Equity:
Extra Space Storage Inc. stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 500,000,000 shares authorized, 133,900,184 and 133,922,305 shares issued and outstanding at June 30, 2022 and December 31, 2021, respectively	1,339	1,339
Additional paid-in capital	3,334,317	3,285,948
Accumulated other comprehensive income (loss)	25,555	(42,546)
Accumulated deficit	(159,091)	(128,245)
Total Extra Space Storage Inc. stockholders' equity	3,202,120	3,116,496
Noncontrolling interest represented by Preferred Operating Partnership units, net	261,231	259,110
Noncontrolling interests in Operating Partnership, net and other noncontrolling interests	429,889	410,370
Total noncontrolling interests and equity	3,893,240	3,785,976
Total liabilities, noncontrolling interests and equity	$11,038,767	$10,474,477

Consolidated Statement of Operations for the Three and Six Months Ended June 30, 2022 and 2021
(In thousands, except share and per share data) - Unaudited

	For the Three Months Ended March 31,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Revenues:
Property rental	$408,044	$321,500	$787,852	$625,093
Tenant reinsurance	46,427	42,334	90,224	81,953
Management fees and other income	20,517	14,796	40,474	30,441
Total revenues	474,988	378,630	918,550	737,487
Expenses:
Property operations	104,252	89,155	207,794	181,522
Tenant reinsurance	7,537	6,735	14,579	13,896
Transaction related costs	1,465	—	1,465	—
General and administrative	31,251	26,341	61,013	49,881
Depreciation and amortization	69,067	59,570	136,973	118,169
Total expenses	213,572	181,801	421,824	363,468
Gain on real estate transactions	14,249	—	14,249	63,883
Income from operations	275,665	196,829	510,975	437,902
Interest expense	(47,466)	(40,240)	(90,004)	(80,935)
Interest income	15,060	12,838	34,049	25,142
Income before equity in earnings and dividend income from unconsolidated real estate ventures and income tax expense	243,259	169,427	455,020	382,109
Equity in earnings and dividend income from unconsolidated real estate entities	10,190	8,322	19,287	15,278
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partner's interest	—	6,251	—	6,251
Income tax expense	(5,615)	(5,421)	(8,756)	(9,558)
Net income	247,834	178,579	465,551	394,080
Net income allocated to Preferred Operating Partnership noncontrolling interests	(4,491)	(3,438)	(8,824)	(7,118)
Net income allocated to Operating Partnership and other noncontrolling interests	(11,213)	(7,193)	(21,018)	(16,016)
Net income attributable to common stockholders	$232,130	$167,948	$435,709	$370,946
Earnings per common share
Basic	$1.73	$1.25	$3.24	$2.79
Diluted	$1.73	$1.25	$3.24	$2.79
Weighted average number of shares
Basic	134,192,540	133,756,610	134,186,426	132,886,933
Diluted	142,737,909	140,407,195	141,600,206	140,428,558
Cash dividends paid per common share	$1.50	$1.00	$3.00	$2.00

Reconciliation of GAAP Net Income to Total Same-Store Net Operating Income — for the Three and Six Months Ended June 30, 2022 and 2021 (In thousands) - Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2022	2021	2022	2021
Net Income	$247,834	$178,579	$465,551	$394,080
Adjusted to exclude:
Gain on real estate transactions	(14,249)	—	(14,249)	(63,883)
Equity in earnings and dividend income from unconsolidated real estate entities	(10,190)	(8,322)	(19,287)	(15,278)
Equity in earnings of unconsolidated real estate ventures - gain on sale of real estate assets and purchase of joint venture partner's interest	—	(6,251)	—	(6,251)
Interest expense	47,466	40,240	90,004	80,935
Depreciation and amortization	69,067	59,570	136,973	118,169
Income tax expense	5,615	5,421	8,756	9,558
Transaction related costs	1,465	—	1,465	—
General and administrative	31,251	26,341	61,013	49,881
Management fees, other income and interest income	(35,577)	(27,634)	(74,523)	(55,583)
Net tenant insurance	(38,890)	(35,599)	(75,645)	(68,057)
Non same-store rental revenue	(45,852)	(23,899)	(83,771)	(46,502)
Non same-store operating expense	20,781	12,809	39,466	25,697
Total same-store net operating income	$278,721	$221,255	$535,753	$422,766

Same-store rental revenues	362,192	297,601	704,081	578,591
Same-store operating expenses	83,471	76,346	168,328	155,825
Same-store net operating income	$278,721	$221,255	$535,753	$422,766

Reconciliation of the Range of Estimated GAAP Fully Diluted Earnings Per Share to Estimated Fully Diluted FFO Per Share — for the Year Ending December 31, 2022 - Unaudited

	For the Year Ending December 31, 2022
	Low End	High End
Net income attributable to common stockholders per diluted share	$6.01	$6.21
Income allocated to noncontrolling interest - Preferred Operating Partnership and Operating Partnership	0.40	0.40
Fixed component of income allocated to non-controlling interest - Preferred Operating Partnership	(0.02)	(0.02)
Net income attributable to common stockholders for diluted computations	6.39	6.59

Adjustments:
Real estate depreciation	1.83	1.83
Amortization of intangibles	0.06	0.06
Unconsolidated joint venture real estate depreciation and amortization	0.11	0.11
Gain on real estate transactions	(0.10)	(0.10)
Funds from operations attributable to common stockholders	8.29	8.49

Adjustments:
Transaction related costs	0.01	0.01
Core funds from operations attributable to common stockholders	$8.30	$8.50

Reconciliation of Estimated GAAP Net Income to Estimated Same-Store Net Operating Income —
for the Year Ending December 31, 2022 (In thousands) - Unaudited

	For the Year Ending December 31, 2022
	Low	High

Net Income	$899,200	$937,600
Adjusted to exclude:
Equity in earnings of unconsolidated joint ventures	(43,000)	(44,000)
Interest expense	212,000	210,000
Depreciation and amortization	279,000	279,000
Income tax expense	23,000	22,000
General and administrative	125,500	124,500
Management fees and other income	(82,500)	(83,500)
Interest income	(60,500)	(61,500)
Net tenant reinsurance income	(153,500)	(155,500)
Non same-store rental revenues	(195,000)	(195,000)
Non same-store operating expenses	84,000	84,000
Total same-store net operating income[1]	$1,088,200	$1,117,600

Same-store rental revenues[1]	1,429,500	1,454,000
Same-store operating expenses[1]	341,300	336,400
Total same-store net operating income[1]	$1,088,200	$1,117,600

(1)Estimated same-store rental revenues, operating expenses and net operating income are for the Company's 2022 same-store pool of 870 stores.